UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

On October 12, 2012, Hasbro, Inc. ("Hasbro" or the "Company") entered into an Amended and Restated Employment Agreement (the "Original Employment Agreement") with Brian Goldner, the Company's President and Chief Executive Officer.  While the Company's Board of Directors (the "Board") and Compensation Committee (the "Committee") developed the Original Employment Agreement with the intent of strengthening the linkage between Mr. Goldner's potential compensation and Hasbro's performance and delivery of shareholder value, certain of the Company's shareholders raised concerns with respect to the terms of the Original Employment Agreement.  In particular, concerns were raised with respect to (i) the structure and terms of restricted stock units ("RSUs") that were granted to Mr. Goldner pursuant to the terms of the Original Employment Agreement (the "Special RSU Grant"), (ii) a total shareholder return multiplier (using the Standard & Poor's 500 Index as a benchmark) that would apply to contingent stock performance awards and (iii) the overall potential earnings of Mr. Goldner under the Original Employment Agreement.

At the 2014 Annual Meeting of Shareholders, less than a majority of shares voted for the Company's proposal seeking an advisory, non-binding vote on the 2013 executive compensation program for the Company's named executive officers (the "say-on-pay" proposal).  In connection with the discharge of its responsibilities, the Committee carefully considered the results of the vote on the say on pay proposal and the specific concerns that had been raised by shareholders with respect to the Original Employment Agreement as a part of a comprehensive review of the terms of the Original Employment Agreement.

As a result of this comprehensive review, and recognizing both the concerns of Hasbro's shareholders and the Board's continued support for Mr. Goldner as the Company's Chief Executive Officer, the Board and Mr. Goldner renegotiated certain of the terms of the Original Employment Agreement and, on August 5, 2014, the Company and Mr. Goldner entered into an Amendment to the Original Employment Agreement (the "Amendment").  The Amendment implements the changes to the terms of the Original Employment Agreement that are summarized in the following table.

Compensation Element	Change in Amendment
RSUs subject to the $56 and $60 stock price thresholds under the Special RSU Grant
Adds vesting component requiring that the average closing price of Hasbro common stock must be at or above $56 or $60, as applicable, for the 30 consecutive trading day period immediately prior to December 31, 2017.  If the trading price of Hasbro common stock does not meet the applicable threshold (and the applicable stock price threshold would have been satisfied under the terms of the Original Employment Agreement), only between 50% and 100% of the RSUs subject to such stock price threshold will vest (with the percentage determined based on a schedule that is attached to the Amendment).

Total shareholder return performance multiplier applicable to 2013 and 2014 performance share awards	Eliminated.
Target long-term incentive levels
Decreases annual target from 500% of base salary to 400% of base salary, effective with the beginning of 2015. Committee to consider return on invested capital, among other factors, as part of its review of award levels.

Treatment of performance share awards at termination
If employment terminates after December 31, 2017, Mr. Goldner remains eligible to receive pro-rated portions of 2016 and 2017 performance share awards (contingent in each case on satisfaction of relevant performance criteria).

Treatment of RSUs under the Special RSU Grant in certain termination scenarios
Adds vesting component requiring that, in certain termination scenarios (described in more detail below), vesting of RSUs under the Special RSU Grant that are subject to the $56 and $60 stock price thresholds will be based on the average closing price of Hasbro common stock for the 30 consecutive trading day period immediately prior to the date of termination.  If Hasbro common stock does not satisfy the $56 or $60 stock price threshold, as applicable, over the applicable period (and if the applicable stock price threshold would have been satisfied under the terms of the Original Employment Agreement), only between 50% and 100% of the RSUs subject to applicable stock price threshold (or, as applicable, a pro rata portion thereof) will vest (with the percentage determined based on a schedule that is attached to the Amendment).

Each of these changes is described in more detail below.

Addition of Third Vesting Component for 50% of Special RSU Grant
Pursuant to the terms of the Original Employment Agreement, in 2013 and 2014 the Company granted Mr. Goldner the Special RSU Grant, consisting of an aggregate of 587,294 RSUs in two tranches.  Both tranches of the Special RSU Grant originally had two vesting components, each of which must be satisfied for Mr. Goldner to earn any shares under the award.  The first vesting component requires achievement of specified Hasbro stock price thresholds, with each threshold being progressively higher. The stock price thresholds and the percentage of the shares subject to the Special RSU Grant attributable to achievement of each threshold are as follows:
Stock Price Threshold	Percentage of Shares Earned
$45/share	25%
$52/share	25%
$56/share	25%
$60/share	25%

Pursuant to the terms of the Original Employment Agreement, to achieve the stock price thresholds the average closing sales prices for Hasbro's common stock must trade at or above the applicable threshold price for at least 30 consecutive trading days at some time during the term of Mr. Goldner's employment (the "30 Day Requirement").  The second vesting component requires that, subject to certain termination scenarios, Mr. Goldner must remain continuously employed with the Company through December 31, 2017 to vest in any earned shares under the Special RSU Grant.

In accordance with the terms of the Original Employment Agreement, the $45 and $52 stock price thresholds that apply to 50% of the RSUs under the Special RSU grant were satisfied prior to the effective date of the Amendment. The Amendment adds a third vesting component for the 50% of RSUs in the Special RSU Grant that have not, as of the effective date of the Amendment, satisfied the $56 and $60 stock price thresholds.  The added vesting component requires that, subject to certain termination scenarios (described below), in addition to satisfying the $56 and $60 stock price thresholds in accordance with the 30 Day Requirement, such stock price thresholds must also be met for the 30 consecutive trading day period immediately prior to December 31, 2017, calculated using the average closing price of Hasbro's common stock over such 30 day period (the "2017 Requirement").  If Hasbro's common stock achieves the $56 and $60 stock price thresholds in accordance with the 30 Day Requirement but not the 2017 Requirement, only between 50% and 100% of the RSUs subject to these stock price thresholds will vest (with the percentage determined in accordance with a schedule that is attached to the Amendment (the "Schedule")).

Elimination of Total Shareholder Return Multiplier to Contingent Stock Performance Awards

Pursuant to the terms of the Original Employment Agreement, the contingent stock performance awards that were granted to Mr. Goldner in 2013 and 2014 each had a performance multiplier that could increase, or decrease, the number of shares that would otherwise be earned by Mr. Goldner under the awards based on a comparison of Hasbro's total shareholder return to the total shareholder return for the Standard & Poor's 500 Index over the three-year performance period applicable to each contingent stock performance award.  The Amendment eliminates this performance multiplier in its entirety.

Decrease in Annual Long-Term Equity Grant Target Level

The Original Employment Agreement provides that Mr. Goldner will have an annual long-term equity grant target level equal to five (5) times his annualized base salary for that year.  The Amendment decreases the annual long-term equity grant target level to four (4) times Mr. Goldner's annual base salary, effective with the beginning of fiscal year 2015.  Without limiting the discretion of the Committee, the Amendment also provides that the Committee will consider return on invested capital, among other factors, as part of its review of Mr. Goldner's annual long-term incentive award levels.

Clarification Regarding Performance Share Awards

The Amendment clarifies that if Mr. Goldner remains employed by Hasbro through December 31, 2017, he will be eligible to receive no less than 100% of his 2015 performance share award grant, 66.6% of his 2016 performance share award grant and 33.3% of his 2017 performance share award grant, contingent in each case upon satisfaction of the relevant performance criteria for the applicable performance share award grant (as determined at the end of each relevant performance period).

Addition of Vesting Component for 50% of Special RSU Grant in Certain Termination Scenarios

The Amendment also adds an additional component to the vesting of the 50% of the RSUs in the Special RSU Grant that are subject to the $56 and $60 stock price thresholds in the event Mr. Goldner's employment is terminated due to his death or disability or in the event of a termination at the election of Hasbro without Cause (as defined in the Original Agreement) or the election of Mr. Goldner for Good Reason (as defined in the Original Agreement).  In these termination scenarios, even if the $56 and $60 stock price thresholds have been satisfied prior to such termination, only between 50% and 100% of the RSUs subject to these stock price thresholds (or, as applicable, a pro rata portion thereof) will vest (with the percentage determined based on the Schedule), depending on whether, in the 30 consecutive trading day period ending immediately prior to the termination of Mr. Goldner's employment, the applicable stock price threshold for such RSUs was satisfied, based on the average closing price of Hasbro's common stock over such 30 day period.

The vesting of the RSUs in the event of each of these termination scenarios is described in more detail below.

Termination Due to Death or Disability

Pursuant to the terms of the Original Employment Agreement, in the event Mr. Goldner is terminated due to death or disability, if and only to the extent one or more of the stock price thresholds for the Special RSU Grant has been satisfied prior to Mr. Goldner's death or disability, the service component for that award will be waived, and the RSUs for which the stock price thresholds have been satisfied will vest immediately, with any shares for which the stock price thresholds are not met being forfeited.

Pursuant to the terms of the Amendment, in the event Mr. Goldner is terminated due to his death or disability, and even if the $56 and $60 stock price thresholds have been satisfied prior to such termination, only between 50% and 100% of the RSUs subject to these stock price thresholds will vest (with the percentage determined based on the Schedule) depending on whether, in the 30 consecutive trading day period ending immediately prior to the termination of Mr. Goldner's employment, the applicable stock price threshold for such RSUs was satisfied, based on the average closing price of Hasbro's common stock over such 30 day period.  In accordance with the terms of the Original Employment Agreement, if Mr. Goldner is terminated due to death or disability, the RSUs subject to the $45 and $52 stock price threshold will vest immediately upon such termination because those stock price thresholds were satisfied prior to the effective date of the Amendment.

Termination Without Cause or for Good Reason Prior to or More than Two Years Following a Change in Control

Pursuant to the terms of the Original Employment Agreement, if prior to or more than two years following a Change of Control (as defined in the Original Employment Agreement), Mr. Goldner is terminated at the election of Hasbro without Cause or at the election of Mr. Goldner for Good Reason, and one or more of the stock price thresholds for the Special RSU Grant have been satisfied prior to such termination of employment, a pro-rated portion of the Special RSU Grant will vest, calculated by multiplying the number of shares for which the stock price thresholds have been satisfied by a fraction, the numerator of which is the number of days from October 4, 2012 to the effective date of Mr. Goldner's termination of employment, and the denominator of which is the total number of days between October 4, 2012 and December 31, 2017.  If one or more of the stock price thresholds in the Special RSU Grant are not met as of the time of such a termination, such RSUs will not vest and will be forfeited.

Pursuant to the terms of the Amendment, if prior to or more than two years following a Change of Control, Mr. Goldner is terminated without Cause or for Good Reason, and even if the $56 and $60 stock price thresholds have been satisfied prior to such termination, only a pro-rated portion (as described in the preceding paragraph) of between 50% and 100% of the RSUs subject to these stock price thresholds will vest (with the percentage determined based on the Schedule), depending on whether, in the 30 consecutive trading day period ending immediately prior to the termination of Mr. Goldner's employment, the applicable stock price threshold for such RSUs was satisfied, based on the average closing price of Hasbro's common stock over such 30 day period.  In accordance with the terms of the Original Employment Agreement, if Mr. Goldner is terminated in these circumstances, a pro-rated portion (as described in the preceding paragraph) of the RSUs subject to the $45 and $52 stock price thresholds will vest immediately upon such termination because those stock price thresholds were satisfied prior to the effective date of the Amendment.

Termination Without Cause or for Good Reason Within Two Years Following a Change in Control

Pursuant to the terms of the Original Employment Agreement, if within two years following a Change of Control (as defined in the Original Employment Agreement), Mr. Goldner is terminated at the election of Hasbro without Cause or at the election of Mr. Goldner for Good Reason, and one or more of the stock price thresholds for the Special RSU Grant have been satisfied prior to such termination of employment, any shares for which the stock price thresholds have been satisfied will vest.  If one or more of the stock price thresholds in the Special RSU Grant are not met as of the time of such a termination, such RSUs will not vest and will be forfeited.

Pursuant to the terms of the Amendment, if within two years following a Change of Control, Mr. Goldner is terminated without Cause or for Good Reason, and even if the $56 and $60 stock price thresholds have been satisfied prior to such termination, only between 50% and 100% of the RSUs subject to these stock price thresholds will vest (with the percentage determined based on the Schedule), depending on whether, in the 30 consecutive trading day period ending immediately prior to the termination of Mr. Goldner's employment, the applicable stock price threshold for such RSUs was satisfied, based on the average closing price of Hasbro's common stock over such 30 day period.  In accordance with the terms of the Original Employment Agreement, if Mr. Goldner is terminated in these circumstances, the RSUs subject to the $45 and $52 stock price thresholds will vest immediately upon such termination because those stock price thresholds were satisfied prior to the effective date of the Amendment.

The foregoing description of the Amendment does not purport to be a complete statement of the parties' rights under the Amendment and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: August 5, 2014

EXHIBIT INDEX
Exhibit No.	Description
10.1	Amendment, dated August 5, 2014, to Amended and Restated Employment Agreement, dated October 4, 2014, between Hasbro, Inc. and Brian Goldner